CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Institutional Trust–Citi Institutional Tax Free Reserves (the “Registrant”), each certify to the best of his knowledge that:

     1.      The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.      The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners Institutional Trust–Citi Institutional Tax Free Reserves

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Institutional Trust	Legg Mason Partners Institutional Trust
Citi Institutional Tax Free Reserves	Citi Institutional Tax Free Reserves

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: May 4, 2007	Date: May 4, 2007

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.